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        Pricing Supplement No.             c04-0427
        Pricing Supplement Dated:          April 27, 2004
        Rule 424(b)(3)
        File No.                           333-106272

        (To Prospectus Supplement Dated September 22, 2003
        and Prospectus Dated June 30, 2003)

        $5,000,000,000
        Citigroup Global Markets Holdings Inc.
        Retail Medium-Term Notes, Series C
        Due Nine Months or More From Date of Issue

        Trade Date:                        April 27, 2004
        Issue Date:                        April 30, 2004
        Settlement Date:                   April 30, 2004
        Following Business Day Convention

        Form of Note:                      Global/Book-Entry Only
        Calculation Agent:                 Citibank
        Minimum Denominations/Increments:  $1,000

        Purchasing Agent: Citigroup, acting as principal

        --------------------------------------------------------------

        CUSIP:                             17307XCT6
        Aggregate Principal Amount:        USD 2,966,000.00
        Price to Public:                   100%
        Concession:                        0.6000%
        Net Proceeds to Issuer:            USD 2,948,204.00
        Interest Rate (per annum):         2.7500%
        Coupon Type:                       FIXED
        Interest Payment Frequency:        Monthly
        First Interest Payment Date:       June 15, 2004
        Maturity Date:                     May 15, 2007
        Product Ranking:                   Senior Unsecured
        Survivor's Option:                 Yes

        Redemption Information:            Not Callable

        Other Info

        --------------------------------------------------------------

        CUSIP:                             17307XCV1
        Aggregate Principal Amount:        USD 4,054,000.00
        Price to Public:                   100%
        Concession:                        1.0000%
        Net Proceeds to Issuer:            USD 4,013,460.00
        Interest Rate (per annum):         3.6500%
        Coupon Type:                       FIXED
        Interest Payment Frequency:        Quarterly
        First Interest Payment Date:       August 15, 2004
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        Maturity Date:                     May 15, 2009
        Product Ranking:                   Senior Unsecured
        Survivor's Option:                 Yes

        Redemption Information:            Not Callable

        Other Info

        --------------------------------------------------------------

        CUSIP:                             17307XCW9
        Aggregate Principal Amount:        USD 5,817,000.00
        Price to Public:                   100%
        Concession:                        1.7000%
        Net Proceeds to Issuer:            USD 5,718,111.00
        Interest Rate (per annum):         5.2500%
        Coupon Type:                       FIXED
        Interest Payment Frequency:        Semiannual
        First Interest Payment Date:       November 15, 2004
        Maturity Date:                     May 15, 2016
        Product Ranking:                   Senior Unsecured
        Survivor's Option:                 Yes

        Redemption Information:            Subject to redemption
        at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

        Other Info

        --------------------------------------------------------------

        CUSIP:                             17307XCX7
        Aggregate Principal Amount:        USD 10,260,000.00
        Price to Public:                   100%
        Concession:                        2.0000%
        Net Proceeds to Issuer:            USD 10,054,800.00
        Interest Rate (per annum):         5.5000%
        Coupon Type:                       FIXED
        Interest Payment Frequency:        Semiannual
        First Interest Payment Date:       November 15, 2004
        Maturity Date:                     May 15, 2019
        Product Ranking:                   Senior Unsecured
        Survivor's Option:                 Yes

        Redemption Information:            Subject to redemption
        at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.
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        Other Info

        --------------------------------------------------------------

        CUSIP:                             17307XCY5
        Aggregate Principal Amount:        USD 16,805,000.00
        Price to Public:                   100%
        Concession:                        2.5000%
        Net Proceeds to Issuer:            USD 16,384,875.00
        Interest Rate (per annum):         5.2500%
        Coupon Type:                       STEP-UP
        Interest Payment Frequency:        Semiannual
        First Interest Payment Date:       November 15, 2004
        Maturity Date:                     May 15, 2024
        Product Ranking:                   Senior Unsecured
        Survivor's Option:                 Yes

        Redemption Information:            Subject to redemption
        at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

        Other Info     Initial coupon: 5.25%; Step-ups: 5.75% on
                       05/15/2009; 6.25% on 05/15/2014;
                       6.50% on 05/15/2019